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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               _________________

                                   FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 22, 2002

                         SPINNAKER EXPLORATION COMPANY
            (Exact name of registrant as specified in its charter)


          Delaware                    001-16009                 76-0560101
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                      Identification No.)

    1200 Smith Street, Suite 800
         Houston, Texas                                        77002
(Address of principal executive offices)                     (Zip code)



       Registrant's telephone number, including area code: (713) 759-1770
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ITEM 5.  OTHER EVENTS

DERIVATIVES AND HEDGING ACTIVITIES

  Spinnaker Exploration Company (the "Company" or "Spinnaker") enters into New York Mercantile Exchange ("NYMEX") related swap contracts and collar arrangements from time to time with the objective of reducing its exposure to fluctuations in natural gas and oil prices. The Company has recently entered into additional fixed price natural gas swap contracts. The following includes these additional contracts as well as those reported in prior filings with the Securities and Exchange Commission. In summary, Spinnaker's current commodity price risk management positions on average daily volumes are as follows:

   2002

     Fixed Price Natural Gas Swap Contracts

     . 100,000 MMBtus at a weighted average price of $3.23 per MMBtu in the first quarter.

     . 93,407 MMBtus at a weighted average price of $3.20 per MMBtu in the second quarter.

     . 80,000 MMBtus at a weighted average price of $3.37 per MMBtu in the third quarter.

     . 76,685 MMBtus at a weighted average price of $3.58 per MMBtu in the fourth quarter.

   2003

     Fixed Price Natural Gas Swap Contracts

     . 20,000 MMBtus at a weighted average price of $3.35 per MMBtu for the period January through December.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               SPINNAKER EXPLORATION COMPANY


Date:  January 22, 2002        By:  /s/ ROBERT M. SNELL
                                   -----------------------------------
                                   Robert M. Snell
                                   Vice President, Chief Financial Officer
                                   and Secretary